Exhibit 10.47

GUARANTY

This Guaranty (“Guaranty”) is executed as of May 17, 2019 by and among Ourgame International Holdings Limited, a British Virgin Islands entity, Allied Esports Media, Inc. (f/k/a Allied Esports Entertainment, Inc.), a Delaware corporation (the “Guarantors”), and the persons respectively set forth on Exhibit A attached hereto (each, a “Holder,” and collectively, the “Holders”).

RECITALS

A.              Noble Link Global Limited, a British Virgin Islands entity (the “Company”), is issuing certain secured Convertible Promissory Notes as set forth on Exhibit A (the “Notes”) to the Holders in connection with the offering of up to $4,000,000 (the “Offering Amount”) in Notes being conducted by the Company on the date hereof (the “Offering”) pursuant to that certain Convertible Note Purchase Agreement of even date herewith (the “Note Purchase Agreement”) among the Company and the Holders;

B.               Guarantors are affiliates of the Company, and will receive substantial benefit from the Offering;

C.               As a condition to Holders’ purchase of the Notes, Guarantors have agreed to enter into this Guaranty and guarantee any and all obligations of the Company under the Notes, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.        Guarantee. Subject to the terms herein, Guarantors hereby absolutely, unconditionally and irrevocably guarantee (as primary obligor and not as surety) to Holders the full prompt, absolute and punctual payment when due of any and all obligations of the Company under the Notes and any amendment, renewal, replacement, supplement or extension thereof (the “Guaranteed Obligations”), to be fully satisfied whenever the Guaranteed Obligations become due, whether on demand, at maturity or by reason of acceleration. Guarantors hereby agree that, upon the failure of the Company to pay the Guaranteed Obligations as and when the same shall become due to a Holder, the Guarantors shall, upon receipt of written demand from such Holder, pay, or cause to be paid, in cash, by wire transfer of immediately available funds, directly, to the Holder an amount equal to the amount of the Guaranteed Obligations then due to such Holder.

2.       Obligations Absolute. This is an absolute, unconditional and continuing guarantee of payment of the Guaranteed Obligations and shall continue to be in force and be binding upon Guarantors until the satisfaction in full of all Guaranteed Obligations. This Guaranty may not be revoked. The obligations of Guarantors hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by any act or thing (except full payment and discharge of all Guaranteed Obligations) including any of the following, any of which may occur or be taken without the consent of, or notice to, any Guarantor: (a) express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the original term) or acceleration of or to the Notes; (b) exercise or non-exercise by the Company or any Holder of any right or privilege under any Note; or (c) the failure, omission or delay on the part of any Holder in exercising any rights hereunder or in taking any action to collect or enforce payment or performance of the obligations guaranteed hereby or in enforcing observance or performance of any agreement, covenant, term or condition to be performed or observed under the Notes. This Guaranty is a guarantee of payment and not merely of collection and is not contingent upon the genuineness, validity, regularity or enforceability of the Notes or any other agreement.

3.       Waiver. Guarantors unconditionally waive any defense to the enforcement of this Guaranty, including without limitation, all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty. The Guarantors waive and will not assert, plead, or enforce against any Holder (i) any defense available to the Company of waiver, release, discharge, or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, incapacity, minority, usury, illegality or unenforceability which may be available to the General Partner or the Partnership in respect of any of the Guaranteed Obligations or any documentation thereof and (ii) all other defenses under applicable law that would (but for this sentence) be available to the Guarantor as a defense to its obligations hereunder. The liability of the Guarantors under this Guarantee shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting the Company or the Guarantors or any of their respective assets. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787-2808, 2811-2846, 2848, 2849, AND 2850-2855, 2899 and 3433 CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419 AND 3605.

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4.       Independent and Separate Obligations. Holders’ rights hereunder shall not be exhausted until all of the Guaranteed Obligations have been fully paid and performed. Holders shall not be required first to resort for payment of the Guaranteed Obligations to the Company (or any of its affiliates) or any other person, or against any collateral security before enforcing this Guaranty with respect to Guarantor.

5.       Expenses. Guarantors agree to pay all costs and expenses, including reasonable attorneys’ fees, that may be incurred by any Holder in any effort to collect or enforce the Guaranteed Obligations hereunder.

6.       Amendments. Neither this instrument nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

7.       Successors; Assignment. All of the terms of this Guaranty shall be binding upon Guarantors and their successors and assigns and shall inure to the benefit of Holders and their respective successors and assigns; provided, however, that Guarantors shall not assign any of their rights or obligations hereunder unless Holders consent in in writing to such assignment.

8.       Severability. If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective.

9.       Governing Law. Except to the extent otherwise required by law, this Guaranty shall be governed by the laws of the State of California without regard to its conflicts-of-law principles and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code. The venue for any action hereunder shall be in the State of California, County of Orange, and the federal courts located in the Central District of the State of California, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of such courts.

10.       Term. The obligations of Guarantors under this Guaranty shall continue in full force and effect until the satisfaction in full of all of the Guaranteed Obligations.

11.       Additional Holders. At any time after the date of this Guaranty, and so long as the total amount loaned by Holders under the Notes does not exceed the Offering Amount, at any time after the date of this Guaranty, one or more additional persons or entities may become a Holder under this Guaranty by executing and delivering to Guarantors a counterpart of this Agreement. Immediately upon such execution and delivery in conjunction with the delivery of proceeds of such Holder’s Note (and without any further action), each such additional person or entity will become a party to, and will be entitled to the rights and benefits of, this Guaranty as a Holder hereunder. Upon such event, and notwithstanding Section 6 above, Exhibit A to this Guaranty may be amended by Guarantors without the approval of any other Holder to reflect the new Holder’s Note.

12.       Acknowledgment. Holders acknowledge that they have agreed to cooperate in exercising their rights hereunder as set forth in Section 4.1 of the Note Purchase Agreement. Notwithstanding anything to the contrary in this Guaranty, the Holders agree that, to the extent possible and applicable, and except as otherwise set forth herein or any other agreement contemplated hereby, the rights and priority of the Holders shall be equal to the rights and priority of the other Holders.

13. Remedies Cumulative. All remedies afforded to the Holders by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Holder(s), shall be deemed to be in exclusion of any of the other remedies available to the Holders and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which the Holders may have hereunder and with respect to the Guaranteed Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Holders.

14. Costs and Expenses. The Guarantors will pay or reimburse the Holders on demand for all documented out-of-pocket expenses (including without limitation in each case all reasonable fees and expenses of counsel) incurred by the Holders arising out of or in connection with the successful enforcement of rights under this Guaranty against the Guarantors, including, but not limited to, in any civil action, arbitration proceeding or bankruptcy proceeding that is filed, tried or appealed.

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15.       Financial Condition of Company. Guarantors represent and warrant to Holders that Guarantors are currently informed of the financial condition of the Company and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantors further represent and warrant to Holders that Guarantors have read and understand the terms and conditions of the Notes and related security agreements. Guarantors hereby covenant that they will continue to keep informed of the Company’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

16.       Subordination. Each Guarantor hereby agrees that any and all present and future indebtedness of Holders or the Company (or its affiliates) owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Guarantors have executed this Guaranty as of the date first written above.

GUARANTOR:

ALLIED ESPORTS MEDIA, INC.

By___________________:

Name:

Its:

GUARANTOR:

OURGAME INTERNATIONAL HOLDINGS LIMITED

By___________________:

Name:

Its:

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Signature page for that certain Guaranty dated as of May 15, 2019 by and among Ourgame International Holdings Limited, Allied Esports Media, Inc., and Holders (as defined therein) (the “Agreement”). The undersigned hereby executes a counterpart thereof for purposes of becoming a Holder under the Guaranty.

Dated: May 15, 2019

Purchaser Name:

Signature:__________________

Purchaser Name:

Signature:__________________

Purchaser Name:

Signature:__________________

Name:_____________________

Title:______________________

Purchaser Name: _____________________

Signature:__________________

Name:_____________________

Title (if any):________________

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EXHIBIT A

SECURED CONVERTIBLE PROMISSORY NOTES

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